UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 18, 2014
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of shareholders was held on Thursday, September 18, 2014, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 - Election of Directors:

Directors Elected by holders of Class A Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Elizabeth J. Comstock	176,096,324	—	—
John G. Connors	176,096,324	—	—
Timothy D. Cook	176,096,324	—	—
John J. Donahoe II	176,096,324
Douglas G. Houser	176,096,324	—	—
Philip H. Knight	176,096,324	—	—
Mark G. Parker	176,096,324	—	—
Johnathan A. Rodgers	176,096,324	—	—
Orin C. Smith	176,096,324	—	—
John R. Thompson, Jr.	176,096,324	—	—
`

Directors Elected by holders of Class B Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Alan B. Graf, Jr.	511,577,684	5,063,844	61,796,706
John C. Lechleiter	506,676,298	9,965,230	61,796,706
Michelle A. Peluso	515,201,202	1,440,326	61,796,706
Phyllis M. Wise	514,346,446	2,295,082	61,796,706

 Proposal 2 - Advisory Vote on Executive Compensation

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
675,009,165	12,305,311	5,423,376	61,796,706

Proposal 3 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
748,866,365	3,646,760	2,021,433	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 23, 2014	By:	/s/ Donald W. Blair
Donald W. Blair
Chief Financial Officer